                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 10, 2000 on the consolidated financial statements of PetroQuest Energy, Inc. as of December 31, 1999, and for the two years in the period then ended, and to all references to our Firm included or incorporated by reference in this Registration Statement on Form S-8 of PetroQuest Energy, Inc.


/s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana
December 22, 2000